                                  EXHIBIT 10.2

                                 PROMISSORY NOTE

In consideration of value received, the undersigned (hereinafter "Borrower") does hereby jointly and severally promise to pay to Amortibanc Management L.C. (hereinafter "Lender"), the amount of $974,470.00, upon which interest will accrue at Eight percent (8%) per annum. Borrowers agree to pay in conformity with these terms:

This note may be paid in whole or in part at any time without penalty charges. Such payments shall be first applied to interest and then to the principal. Lender reserves the right to demand payment in full or in part, together with interest accrued, at any time and for any reason upon 30 days written notice to the Borrower.

In the event this Note shall be in default, and collection proceedings are instituted, then the Borrowers agree to pay all reasonable attorney fees and costs of collection. Payments not made within 30 days of due date shall be subject to a late charge of 15% of the principal balance then due and payable.

The undersigned and all other parties to this Note, whether as endorsers, guarantors or sureties waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this Note, or upon the exchange, substitution, or release of any collateral, if any, granted as security for this Note.

1st Realty Investments Inc.                      December 31, 2000
5115 North Scottsdale Road
Scottsdale, AZ    85250
Borrower

/s/   William Szilagyi
      ----------------
Name  William Szilagyi
      ----------------
Title President
      ---------

Witness:
/s/   Edward W. Dietrich
      ------------------
Name  Edward W. Dietrich
      ------------------